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                                                                 EXHIBIT 99.1(b)

                               MFS SERIES TRUST II


                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         The undersigned, being a majority of the Trustees of MFS Series Trust II (the "Trust"), a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Amended and Restated Declaration of Trust dated February 2, 1995, as amended (the "Declaration"), acting pursuant to Section
6.10 of the Declaration, do hereby divide the shares of MFS Emerging Growth Fund, a series of MFS Series Trust II, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.   The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

      IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 14th day of February 1996.

/s/ A. KEITH BRODKIN                     /s/ WALTER E. ROBB III
-------------------------------------    ---------------------------------------
    A. Keith Brodkin                         Walter E. Robb, III
    76 Farm Road                             35 Farm Road
    Sherborn, MA  01770                      Sherborn,  MA  01770

/s/ RICHARD B. BAILEY                    /s/ ARNOLD D. SCOTT
-------------------------------------    ---------------------------------------
    Richard B. Bailey                        Arnold D. Scott
    63 Atlantic Avenue                       20 Rowes Wharf
    Boston,  MA  02110                       Boston, MA  02110

/s/ MARSHALL N. COHAN                    /s/ JEFFREY L. SHAMES
-------------------------------------    ---------------------------------------
    Marshall N. Cohan                        Jeffrey L. Shames
    2524 Bedford Mews Drive                  60 Brookside Road
    Wellington,  FL  33414                   Needham, MA  02192

/s/ LAWRENCE H. COHN                     /s/ J. DALE SHERRATT
-------------------------------------    ---------------------------------------
    Lawrence H. Cohn                         J. Dale Sherratt
    45 Singletree Road                       86 Farm Road
    Chestnut Hill,  MA  02167                Sherborn, MA  01770


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/s/ SIR J. DAVID GIBBONS                 /s/ WARD SMITH
-------------------------------------    ---------------------------------------
    Sir J. David Gibbons                     Ward Smith
    "Leeward"                                36080 Shaker Blvd
    5 Leeside Drive                          Hunting Valley, OH 44022
    "Point Shares"
    Pembroke,  Bermuda  HM  05

/s/ ABBY M. O'NEIL
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    Abby M. O'Neill
    200 Sunset Road
    Oyster Bay,  NY  11771